Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-203453 and 333-278184 on Form S-3 and Registration Statement Nos. 033-57673, 333-27079, 333-88067, 333-114911, 333-116501, 333-130479, 333-143739, 333-174799, 333-220136 and 333-257141 on Form S-8 of NextEra Energy, Inc. of our report dated February 23, 2026, relating to the consolidated financial statements of Dominion Energy, Inc. incorporated by reference in this Current Report on Form 8-K dated June 15, 2026.

DELOITTE & TOUCHE LLP

Richmond, Virginia
June 15, 2026